[*] = Certain confidential information contained in this document, marked by brackets, is omitted because it is not material and would be competitively harmful if publicly disclosed.

Exhibit 10.1

AMENDMENT NO. 1

to License Agreement

This AMENDMENT NO. 1 (this “Amendment”) is made effective as of January 25, 2019 (the “Amendment Effective Date”), by and between Vitae Pharmaceuticals, LLC (formerly known as Vitae Pharmaceuticals, Inc.), a Delaware limited liability company with a place of business at 5 Giralda Farms, Madison, New Jersey 07940 (“Licensor”) and Syndax Pharmaceuticals, Inc., a Delaware corporation with a place of business at 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451 (“Licensee”).

Reference is made to that license agreement by and between Licensor and Licensee entered into as of October 13, 2017 (the “Agreement”). As of the Amendment Effective Date, the Agreement is amended as set forth in this Amendment. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, and warranties set forth herein, intending to be legally bound, the Parties agree to amend the Agreement as follows:

1.	The Parties agree to amend Section 5.3.1 of the Agreement by inserting the following paragraph beneath Table 5.3.1:

“Notwithstanding the second sentence of Section 5.3.1, the Parties agree that, solely for Development Milestone Events [*], payment of the applicable Development Milestone Payments by Licensee to Licensor shall be due [*] after receipt of a written invoice from Licensor specifying the achieved Development Milestone Event and the corresponding Development Milestone Payment. Licensee agrees that during the period beginning on the [*] following receipt of Licensor’s invoice and the date, that Licensee pays each such Development Milestone Payment to Licensor ([*] after receipt of the applicable invoice), each such unpaid Development Milestone Payment [*], and Licensee shall include such [*] with the payment of the applicable Development Milestone Payment.”

2.	The Parties agree to amend the addresses for notices to Licensor in Section 12.1 as follows:

“If to Licensor:

Vitae Pharmaceuticals, LLC

5 Giralda Farms

Madison, NJ 07940

Attention: General Counsel

Copy to:

Allergan, Inc.

5 Giralda Farms

Madison, NJ 07940

Attention: General Counsel

Copy to (which will not constitute notice):

Ropes & Gray LLP

800 Boylston Street;

Prudential Tower Boston,

MA 02199

Attention: Marc A. Rubenstein Facsimile: (617) 235-0706

3.	Other than as expressly modified herein, the Agreement (including the Exhibits thereto) remains unmodified and in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Amendment as of the Amendment Effective Date.

VITAE PHARMACEUTICALS, LLC		SYNDAX PHARMACEUTICALS, INC.

By:	/s/ A. Robert Bailey	By:	/s/ Luke J. Albrecht
	Name: A. Robert D. Bailey		Name: Luke J. Albrecht
	Title: President		Title: General Counsel